Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mavenir Systems, Inc.

Richardson, Texas

We hereby consent to the incorporation by reference in the Offer to Exchange constituting a part of this Registration Statement of our report dated March 3, 2015, relating to the consolidated financial statements of Mavenir Systems, Inc. and its subsidiaries, which report is incorporated by reference in that Offer to Exchange.

We also consent to the reference to us under the heading “Experts” in the Offer to Exchange.

/s/ BDO USA, LLP

Dallas, Texas

April 1, 2015